Exhibit 99.1

NEWS RELEASE

For further information, please contact Earle A. MacKenzie at 540-984-5192.

SHENANDOAH TELECOMMUNICATIONS COMPANY ANNOUNCES PLAN TO ACQUIRE NORTH RIVER TELEPHONE COOPERATIVE

EDINBURG, VA, (March 25, 2009) – Shenandoah Telecommunications Company (Shentel) (NASDAQ: SHEN) today announced it has entered into an agreement to purchase the assets of the North River Telephone Cooperative in Mount Solon, Virginia. North River has approximately 1,000 access lines and is located in northwestern Augusta County, Virginia. The transaction is subject to regulatory approvals and a vote of the North River Telephone Cooperative members.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company is a holding company that provides a broad range of telecommunications services through its operating subsidiaries. The Company is traded on the NASDAQ National Market under the symbol “SHEN.” The Company’s operating subsidiaries provide local and long distance telephone, Internet and data services, cable television, wireless voice and data services, alarm monitoring, and telecommunications equipment, along with many other associated solutions in the Mid-Atlantic and Southeastern United States.

#####